                                               Exhibit (12)
                                               Commonwealth Edison Company
                                               Form 10-Q File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
              ---------------------------------------------------

                            (Thousands of Dollars)

                                                                                  Twelve Months Ended
                                                                             ----------------------------
Line                                                                         December 31,       March 31,
 No.                                                                            1995             1996
- ----                                                                         ------------     -----------
  1  Net income before extraordinary item                                    $  737,176       $  786,022
                                                                             ----------       ----------

  2  Net provisions for income taxes and investment tax credits deferred
  3     charged to-
  4        Operations                                                        $  503,519       $  534,114
  5        Other income                                                          (7,685)         (11,585)
                                                                             ----------       ----------

  6                                                                          $  495,834       $  522,529
                                                                             ----------       ----------


  7  Fixed charges-
  8     Interest on debt                                                     $  589,217       $  570,843
  9     Estimated interest component of nuclear fuel and
 10        other lease payments, rentals and other interest                      73,003           70,863
 11     Amortization of debt discount, premium and expense                       22,738           22,189
 12     Preferred securities dividend requirements of subsidiary trust            4,428            8,668
                                                                             ----------       ----------

 13                                                                          $  689,386       $  672,563
                                                                             ----------       ----------

 14  Preferred and preference stock dividend requirements-
 15     Provisions for preferred and preference stock dividends              $   69,961       $   69,567
 16     Taxes on income required to meet provisions for
 17       preferred and preference stock dividends                               45,945           45,819
                                                                             ----------       ----------

 18                                                                          $  115,906       $  115,386
                                                                             ----------       ----------

 19  Fixed charges and preferred and preference stock
 20     dividend requirements                                                $  805,292       $  787,949
                                                                             ----------       ----------

 21  Earned for fixed charges and preferred and preference stock
 22     dividend requirements                                                $1,922,396       $1,981,114
                                                                             ----------       ----------

 23  Ratios of earnings to fixed charges (line 22 divided by line 13)              2.79             2.95
                                                                                   ====             ====

 24  Ratios of earnings to fixed charges and preferred and preference
 25     stock dividend requirements (line 22 divided by line 20)                   2.39             2.51
                                                                                   ====             ====